Exhibit 10.ii.sss.

RENEWAL OF SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (MONOCAL/BIOFOS)

MALAYSIA

DATE:

SELLER:	MOSAIC CROP NUTRITION, LLC, d.b.a.
MOSAIC FEED INGREDIENTS
8813 HWY 41 SOUTH RIVERVIEW, FL 33578

BUYER:	DESA CARGILL SDN. BHD.
LOT 52, LORONG SEBOR, JALAN KOLOMBONG,
OFF JALAN TUARAN
KOTA KINABALU, SABAH, MALAYSIA 88100

PRODUCT:	MONOCALCIUM PHOSPHATE (BIOFOS)

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	MALAYSIA

PERIOD:	1 JUNE 2008 THROUGH 1 MAY 2009

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	30 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

DESA CARGILL SDN. BHD.	MOSAIC CROP NUTRITION, LLC

By:	By:
Name:	Name:
Its:	Its: